Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RECORD ADJUSTED EBITDA

FOR FISCAL 2015

OVERLAND PARK, KAN. — September 29, 2015 (GLOBE NEWSWIRE) — Ferrellgas Partners, L.P. (NYSE:FGP) today announced record Adjusted EBITDA of $300.2 million for fiscal 2015, up 4% from the previous year of $288.1 million despite temperatures that were 8% warmer than the prior year. Distributable Cash Flow (DCF) to equity investors for the year was $189.6 million, producing DCF coverage of 1.12x for the 12-month period.

“We are thrilled to present strong results to our investors despite weather that was a hindrance to our core propane business,” said President and Chief Executive Officer Stephen L. Wambold. “Strong propane margins, operational flexibility, a continued focus on expense discipline in our retail operations and our focus on our diversification strategy allowed us to offset the effect of the warmer nationwide temperatures Mother Nature handed us throughout the year.”

Propane margin cents per gallon benefited from wholesale commodity prices that were 43% lower than the prior year. Operating expense of $432.3 million was down more than 3% from the year-ago level, driven primarily by the company’s ability to flex down variable delivery costs, including personnel and fuel cost, which more than offset additional operating expenses associated with the full-year impact our midstream water solutions acquisition in May of 2014 and the impact of our Bridger Logistics, LLC (“Bridger”) acquisition in the fourth quarter.

Strong margin cents per gallon and lower operating expenses helped minimize the effect of warmer temperatures in the more highly concentrated geographic areas we serve. General and administrative expense rose to $56.4 million from $46.0 million, primarily attributable to one-time transaction costs associated with the Bridger acquisition of $16.4 million. Interest expense increased to $100.4 million from $86.5 million, reflecting increased borrowings to fund acquisition and growth capital expenditures. Net earnings for the year were $30.1 million, or $0.35 per common unit, compared to $33.7 million, or $0.41 per common unit.

During the fourth quarter Ferrellgas closed on its previously announced $822.5 million acquisition of Bridger. The Bridger transaction is a significant step toward Ferrellgas’ near-term diversification goals. Ferrellgas remains dedicated to the aggressive pursuit of accretive, complementary acquisitions in both the traditional propane space and midstream.

“Our acquisition of Bridger contributed nearly $8.6 million of Adjusted EBITDA during the short period of time we’ve owned these high-quality assets, and we continue to believe Bridger will meet or exceed our expectations in fiscal 2016,” Wambold said. “We’ve made smart business decisions over the last few years and put ourselves in position to move boldly and decisively on the acquisition front. Our midstream and propane acquisition pipelines remain robust, and we remain committed to exploring a wide range of opportunities that fit our strategic model and our growth culture.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, or 22.7% of the outstanding units, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 29, 2015. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations. These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2014 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Jack Herrold, Investor Relations — jackherrold@ferrellgas.com or (913) 661-1851

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com or (913) 661-1833

Scott Brockelmeyer, Media Relations — scottbrockelmeyer@ferrelllgas.com or (913) 661-1830

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FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	July 31, 2015	July 31, 2014
ASSETS

Current Assets:
Cash and cash equivalents	$7,652	$8,289
Accounts and notes receivable, net (including $123,791 and $159,003 of accounts receivable pledged as collateral at July 31, 2015 and July 31, 2014, respectively)	196,918	178,602
Inventories	96,754	145,969
Prepaid expenses and other current assets	64,285	32,071
Total Current Assets	365,609	364,931

Property, plant and equipment, net	965,217	611,787
Goodwill	478,747	273,210
Intangible assets, net	580,043	276,171
Other assets, net	74,440	46,171
Total Assets	$2,464,056	$1,572,270

LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)

Current Liabilities:
Accounts payable	$83,974	$69,360
Short-term borrowings	75,319	69,519
Collateralized note payable	70,000	91,000
Other current liabilities	180,687	125,161
Total Current Liabilities	409,980	355,040

Long-term debt (a)	1,804,392	1,292,214
Other liabilities	41,975	36,662
Contingencies and commitments

Partners’ Capital (Deficit):
Common unitholders (100,376,789 and 81,228,237 units outstanding at July 31, 2015 and July 31, 2014, respectively)	299,730	(57,893)
General partner unitholder (1,013,907 and 820,487 units outstanding at July 31, 2015 and July 31, 2014, respectively)	(57,042)	(60,654)
Accumulated other comprehensive income (loss)	(38,934)	6,181
Total Ferrellgas Partners, L.P. Partners’ Capital (Deficit)	203,754	(112,366)
Noncontrolling Interest	3,955	720
Total Partners’ Capital (Deficit)	207,709	(111,646)
Total Liabilities and Partners’ Capital (Deficit)	$2,464,056	$1,572,270

(a)         The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED JULY 31, 2015 AND 2014

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	July 31		July 31
	2015	2014	2015	2014
Revenues:
Propane and other gas liquids sales	$256,121	$350,557	$1,657,016	$2,147,343
Midstream operations	86,827	7,435	107,189	7,435
Other	39,563	41,038	260,185	251,082
Total revenues	382,511	399,030	2,024,390	2,405,860

Cost of sales:
Propane and other gas liquids sales	128,034	223,872	977,224	1,456,388
Midstream operations	70,526	1,970	76,590	1,970
Other	23,025	24,739	170,697	156,182

Gross profit	160,926	148,449	799,879	791,320

Operating expense	115,369	112,561	432,282	446,193
Depreciation and amortization expense	28,003	22,431	98,579	84,202
General and administrative expense	26,730	10,913	56,431	45,983
Equipment lease expense	6,599	4,767	24,273	17,745
Non-cash employee stock ownership plan compensation charge	7,985	11,400	24,713	21,789
Non-cash stock and unit-based compensation charge (a)	6,281	8,326	25,982	24,508
Loss on disposal of assets	2,521	3,060	7,099	6,486

Operating income (loss)	(32,562)	(25,009)	130,520	144,414

Interest expense	(28,599)	(22,130)	(100,396)	(86,502)
Loss on extinguishment of debt	—	—	—	(21,202)
Other income (expense), net	65	(977)	(350)	(479)

Earnings (loss) before income taxes	(61,096)	(48,116)	29,774	36,231

Income tax expense (benefit)	(1,763)	125	(315)	2,516

Net earnings (loss)	(59,333)	(48,241)	30,089	33,715

Net earnings (loss) attributable to noncontrolling interest (b)	(558)	(446)	469	504

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(58,775)	(47,795)	29,620	33,211

Less: General partner’s interest in net earnings (loss)	(588)	(478)	296	332

Common unitholders’ interest in net earnings (loss)	$(58,187)	$(47,317)	$29,324	$32,879

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.64)	$(0.58)	$0.35	$0.41

Weighted average common units outstanding	90,908.0	81,206.1	84,646.2	79,651.1

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	July 31		July 31
	2015	2014	2015	2014

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(58,775)	$(47,795)	$29,620	$33,211
Income tax expense (benefit)	(1,763)	125	(315)	2,516
Interest expense	28,599	22,130	100,396	86,502
Depreciation and amortization expense	28,003	22,431	98,579	84,202
EBITDA	(3,936)	(3,109)	228,280	206,431
Loss on extinguishment of debt	—	—	—	21,202
Non-cash employee stock ownership plan compensation charge	7,985	11,400	24,713	21,789
Non-cash stock and unit-based compensation charge (a)	6,281	8,326	25,982	24,508
Loss on disposal of assets	2,521	3,060	7,099	6,486
Other income (expense), net	(65)	977	350	479
Change in fair value of contingent consideration (included in operating expense)	—	5,000	(6,300)	5,000
Litigation accrual and related legal fees associated with a class action lawsuit (included in general and administration expense)	—	327	806	1,749
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives	4,021	—	2,412	—
Acquisition and transition expenses (included in general and administration expense)	16,373	—	16,373	—
Net earnings (loss) attributable to noncontrolling interest (b)	(558)	(446)	469	504
Adjusted EBITDA (c)	32,622	25,535	300,184	288,148
Net cash interest expense (d)	(27,551)	(22,179)	(96,150)	(83,686)
Maintenance capital expenditures (e)	(4,749)	(4,328)	(19,612)	(17,673)
Cash paid for taxes	(379)	(413)	(712)	(816)
Proceeds from asset sales	1,845	1,257	5,905	4,524
Distributable cash flow attributable to equity investors (f)	1,788	(128)	189,615	190,497
Distributable cash flow attributable to general partner and non-controlling interest	35	(3)	3,792	3,810
Distributable cash flow attributable to common unitholders	1,753	(125)	185,823	186,687
Less: Distributions paid to common unitholders	41,359	40,614	165,433	159,316
Distributable cash flow excess/(shortage)	$(39,606)	$(40,739)	$20,390	$27,371

Propane gallons sales
Retail - Sales to End Users	90,055	93,216	608,781	651,358
Wholesale - Sales to Resellers	58,997	61,548	270,065	295,212
Total propane gallons sales	149,052	154,764	878,846	946,570

Salt water volumes - Midstream operations (barrels processed)	3,801	2,500	17,035	2,500
Crude oil hauled - Midstream operations (barrel)	10,447	—	10,447	—

(a)         Non-cash stock and unit-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	July 31		July 31
	2015	2014	2015	2014
Operating expense	$942	$1,832	$5,175	$5,335
General and administrative expense	5,339	6,494	20,807	19,173
Total	$6,281	$8,326	$25,982	$24,508

(b)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(c)

Adjusted EBITDA is calculated as net earnings attributable to Ferrellgas Partners, L.P., income tax expense, interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, loss on disposal of assets, other income (expense), net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit, unrealized (non-cash) losses (gains) on changes in fair value of derivatives, acquisition and transition expenses and net earnings attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)

Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(f)

Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.